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                                                                    Exhibit 23.1

The Board of Directors
Analytical Surveys, Inc.:

We consent to the use of our report included and incorporated by reference herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Denver, Colorado
June 24, 1998